Exhibit 99.1

Vicarious Surgical Reports First Quarter 2022 Financial Results

WALTHAM, Mass.-- (BUSINESS WIRE) – May 9, 2022 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve patient outcomes as well as both the cost and efficiency of surgical procedures, today announced financial results for the quarter ended March 31, 2022. Management will host a corresponding conference call at 4:30 p.m. ET today, May 9, 2022.

“We have made measurable progress against our developmental and organizational goals, including the completion of our Beta 1 cadaveric surgical testing, qualification of our cleanroom for manufacturing of the Vicarious System, and the launch of our surgeon Luminary Group,” said Adam Sachs, Chief Executive Officer of Vicarious Surgical. “We continue generating valuable insights as we finalize the Vicarious System, and we remain as excited as ever about our ability to advance the field of robotic surgery.”

First Quarter 2022 Financial Results

●	Operating expenses were $18.2 million for the first quarter of 2022, compared to $5.2 million in the corresponding prior year period, which represents an increase of 248%.

●	R&D expenses for the first quarter of 2022 were $9.8 million, compared to $3.6 million in the first quarter of 2021.

●	General and administrative expenses for the first quarter of 2022 were $6.9 million, compared to $1.4 million in the first quarter of 2021.

●	Sales and marketing expenses for the first quarter of 2022 were $1.4 million, compared to $0.2 million in the first quarter of 2021.

●	Adjusted net loss for the first quarter was $18.2 million, equating to a loss of $0.15 per share, as compared to an adjusted net loss of $5.2 million, or a loss of $0.06 per share, for the same period of the prior year. GAAP Net income for the first quarter was $42.5 million dollars, equating to a basic and diluted net income per share of $0.35 and $0.33 respectively, as compared to a net loss of $5.2 million or a basic and diluted net loss per share of $0.06 for the same period of the prior year.

●	Cash burn rate for the first quarter of 2022 was $16.5 million.

Conference Call

Vicarious Surgical will host a conference call at 4:30 p.m. ET on Monday, May 9, 2022, to discuss its first quarter 2022 financial results. The call may be accessed through an operator by dialing + 1 (646) 904 5544 for domestic callers or + 1 (929) 526 1599 for international callers, using access code: 646287. A live and archived webcast of the event will be available at https://investor.vicarioussurgical.com.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company developing a disruptive technology with the goals of increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Vicarious Surgical provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted Net Loss and Adjusted Net Loss Per Share (“Adjusted EPS”, together “Non-GAAP Financial Measures”). The Company presents Non-GAAP Financial Measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. Vicarious Surgical’s Non-GAAP financial measures provide an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted Net Loss and Adjusted EPS are key performance measures that Vicarious Surgical’s management uses to assess its operating performance. These Non-GAAP Financial Measures facilitate internal comparisons of Vicarious Surgical’s operating performance on a more consistent basis. Vicarious Surgical uses these performance measures for business planning purposes and forecasting. Vicarious Surgical believes that the Non-GAAP Financial Measures enhance an investor’s understanding of Vicarious Surgical’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that Vicarious Surgical believes are not representative of its core business.

The Non-GAAP Financials Measures may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted Net Loss and Adjusted EPS are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating Vicarious Surgical’s performance, you should consider the Non-GAAP Financial Measures alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The Non-GAAP Financial Measures do not replace the presentation of Vicarious Surgical’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, Vicarious Surgical’s financial results presented in accordance with U.S. GAAP. In this press release, Vicarious Surgical has provided a reconciliation of Adjusted Net Loss to net loss, the most directly comparable U.S. GAAP financial measure and the calculation for Adjusted EPS.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation the quotations of our Chief Executive Officer regarding Vicarious Surgical’s opportunity, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on Vicarious Surgical’s business; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s products and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s products and services and reimbursement for medical procedures conducted using its products and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Inquiries:

Marissa Bych

Gilmartin Group LLC

ir@vicarioussurgical.com

Press and Media Inquiries:

Jill Gross
Matter Communications
media@vicarioussurgical.com

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands except, per share data)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$9,848	$3,607
Sales and marketing	1,402	226
General and administrative	6,930	1,398
Total operating expenses	18,180	5,231
Loss from operations	(18,180)	(5,231)
Other income (expense):
Change in fair value of warrant liabilities	60,728	—
Interest income	8	1
Interest expense	(29)	(1)
Income/(loss) before income taxes	42,527	(5,231)
Provision for income taxes	—	—
Net income/(loss) and comprehensive gain/(loss)	$42,527	$(5,231)
Net income/(loss) per share of Class A and Class B common stock, basic	$0.35	$(0.06)
Net income/(loss) per share of Class A and Class B common stock, diluted	$0.33	$(0.06)

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$157,011	$173,507
Prepaid expenses and other current assets	3,852	4,867
Total current assets	160,863	178,374
Restricted cash	936	1,055
Property and equipment, net	4,087	2,250
Right-of-use assets	14,085	—
Total assets	$179, 971	$181,679

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,118	$1,500
Accrued expenses	3,045	4,098
Lease liabilities, current portion	580	—
Current portion of equipment loans	47	47
Current portion of term loan	600	600
Total current liabilities	6,390	6,245
Lease liabilities, net of current portion	15,520	—
Deferred rent	—	1,631
Equipment loans, net of current portion	4	16
Term loan, net of current portion and issuance costs	534	675
Warrant liabilities	29,292	90,021
Total liabilities	51,740	98,588

Commitments and Contingencies (Note 8)

Legacy convertible preferred stock (Note 11)	—	—

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding at March 31, 2022 and December 31, 2021	—	—
Class A Common stock, $0.0001 par value; 300,000,000 shares authorized at March 31, 2022 and December 31, 2021; 101,378,795 and 99,979,207 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	10	10
Class B Common stock, $0.0001 par value; 22,000,000 shares authorized at March 31, 2022 and December 31, 2021; 19,789,860 shares issued and outstanding at March 31, 2022 and December 31, 2021	2	2
Additional paid-in capital	152,490	149,877
Accumulated deficit	(24,271)	(66,798)
Total stockholders’ equity	128,231	83,091
Total liabilities and stockholders’ equity	$179, 971	$181,679

VICARIOUS SURGICAL INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands except, per share data)

Adjusted net loss and Adjusted EPS

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$42,527	$(5,231)
Change in fair value of warrant liabilities	60,728	—
Adjusted net loss	$(18,201)	$(5,231)
Adjusted EPS	$(0.15)	$(0.06)

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